   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 1995
                                                    REGISTRATION NO. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         SOUTHERN NATIONAL CORPORATION
                 (Exact name of Issuer as specified in Charter)
                           500 NORTH CHESTNUT STREET
                        LUMBERTON, NORTH CAROLINA 28358
                    (Address of principal executive offices)
                                  910/671-2000
                (Issuer's Telephone Number Including Area Code)

           NORTH CAROLINA                            56-0939887
  (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   incorporation or organization)
                                                      COPY TO:
          DAVID L. CRAVEN                          DAVID M. CARTER
  SOUTHERN NATIONAL BANK OF NORTH                 HUNTON & WILLIAMS
              CAROLINA                          951 EAST BYRD STREET
       200 WEST SECOND STREET                    RICHMOND, VA 23219
      WINSTON-SALEM, NC 27101
            910/773-7390
(Name, Address and Telephone Number
       of Agent for Service)

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]
                        CALCULATION OF REGISTRATION FEE
[CAPTION]

                                                                     PROPOSED
                                                                      MAXIMUM
          TITLE OF                              PROPOSED MAXIMUM     AGGREGATE       AMOUNT OF
  EACH CLASS OF SECURITIES      AMOUNT TO BE     OFFERING PRICE   OFFERING PRICE   REGISTRATION
      TO BE REGISTERED         REGISTERED (1)     PER UNIT (1)          (1)           FEE (1)
Common Stock
  $5.00 par value...........  5,500,000 shares       $22.00        $121,000,000       $41,725

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's Common Stock, as reported on the New York Stock Exchange on February 21, 1995.

P R O S P E C T U S
                         SOUTHERN NATIONAL CORPORATION
                                5,500,000 SHARES
                                       OF
                                  COMMON STOCK
                          OFFERED AS SET FORTH HEREIN
                                  PURSUANT TO
                         SOUTHERN NATIONAL CORPORATION
                           DIVIDEND REINVESTMENT PLAN
     The Dividend Reinvestment Plan (the "Plan") of Southern National Corporation ("Corporation") provides participants in the Plan with a convenient and economical way of investing dividends and optional cash payments in additional shares of the common stock, $5.00 par value ("Common Stock"), of the Corporation. Any holder of record of Common Stock is eligible to participate in the Plan.
      Participants in the Plan may:
         (Bullet) have cash dividends on all or part of their shares reinvested automatically in shares of Common Stock at a price of not less than 95% of the then current market value;
         (Bullet) invest optional cash payments in shares of Common Stock at the then current market value provided that each payment is at least $25 and total payments by a participant in any calendar month do not exceed $5,000;
The price per share of Common Stock purchased for participants in the Plan from the reinvested dividends on their holdings of Common Stock will not be less than 95% (subject to adjustment) of the closing sales price for the shares on the New York Stock Exchange ("NYSE") on the trading day immediately preceding the applicable purchase date. Shares for the Plan either will come from authorized but unissued Common Stock or will be purchased for participants in open market transactions.
     A shareholder who is not presently participating in the Plan may become a participant by completing the enclosed Authorization Form and returning it to the Plan Administrator, Dividend Reinvestment Plan, P.O. Box 2887, Wilson, North Carolina 27894-2887. However, if you are already enrolled in Southern National's Dividend Reinvestment Plan, you will remain a participant in the Plan automatically and without any further action on your part. A shareholder who does not wish to participate in the Plan need not make any response and will continue to receive cash dividends, if and when declared, in the usual manner. Any questions about the administration of the Plan, should be directed to the Plan Administrator at 919/399-4606.
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
       ANY REPRESENTA-
                   TION TO THE CONTRARY IS A CRIMINAL OFFENSE.
   THE SHARES OF CORPORATION COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS
     ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS
       ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
       CORPO-
                    RATION OR ANY OTHER GOVERNMENTAL AGENCY.
                 THE DATE OF THIS PROSPECTUS IS MARCH 1, 1995.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS PROSPECTUS IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SOUTHERN NATIONAL CORPORATION SINCE THE DATE HEREOF.
                               TABLE OF CONTENTS

                                                          PAGE

AVAILABLE INFORMATION..................................     3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........     3
SOUTHERN NATIONAL CORPORATION..........................     4
USE OF PROCEEDS........................................     4
DESCRIPTION OF THE PLAN................................     4
  Purpose..............................................     6
   1. What is the purpose of the Plan?.................     6
  Participation Alternatives...........................     6
   2. What alternatives are available to participants
      in the Plan?.....................................     6
  Advantages...........................................     6
   3. What are the advantages of the Plan?.............     6
  Administration.......................................     7
   4. Who administers the Plan for participants?.......     7
  Participation........................................     7
   5. Who is eligible to participate?..................     7
   6. How does an eligible shareholder participate?....     7
   7. When may an eligible shareholder enroll in the
      Plan?............................................     8
   8. What does the Authorization Form
      provide?.........................................     8
   9. How may a participant change participation
      alternatives under the Plan?.....................     8
  Costs................................................     9
  10. Are there any expenses to participants in
      connection with purchases under the Plan?........     9
  Purchases............................................     9
  11. What is the source of shares purchased under the
      Plan?............................................     9
  12. How many shares will be purchased for
      participants?....................................     9
  13. What will be the price of shares of Common Stock
      purchased under the Plan?........................     9
  14. How will participants be informed of the amount
      of the discounted purchase price to fair market
      value as in effect from time to time?............     9
  15. When will purchases of shares of Common Stock be
      made?............................................    10
  Optional Cash Payments...............................    10
  16. How do optional cash payments work?..............    10
  17. How may optional cash payments be
      made?............................................    10
  Reports to Participants..............................    11
  18. What kind of reports will be sent to participants
      in the Plan?.....................................    11
  Dividends on Fractions of Shares.....................    11
  19. Will participants be credited with cash dividends
      on full and fractional shares held in their
      accounts under the Plan?.........................    11
  Certificates for Shares..............................    11
  20. Will stock certificates be issued for the shares
      of Common Stock purchased?.......................    11
  21. In whose name will certificates be registered
      when issued to participants?.....................    11
  Change of Participation, Withdrawals and
    Termination........................................    12
  22. How do participants change their method of
      participation?...................................    12
  23. How does a participant withdraw shares from his
      or her Plan Account?.............................    12
  24. How may participation in the Plan be
      terminated?......................................    12
  25. When may participation in the Plan be
      terminated?......................................    12
  Taxes................................................    13
  26. What are the Federal income tax consequences of
      participation in the Plan?.......................    13
  Other Information....................................    14
  27. What happens when you sell or transfer all of the
      shares registered in your name?..................    14
  28. What happens when you sell or transfer some but
      not all of the shares registered in your name?...    14
  29. If the Corporation has a rights offering, how
      will the rights on the Plan shares be handled?...    14
  30. What happens if the Corporation issues a dividend
      payable in stock or declares a stock split?......    14
  31. How will a participant's shares held by the Plan
      Administrator be voted at shareholders'
      meetings?........................................    14
  32. What are the responsibilities of the Corporation
      and the Plan Administrator under the Plan?.......    15
  33. May the Plan be changed or discontinued?.........    15
  34. How may shareholders obtain answers to other
      questions regarding the Plan?....................    15
  35. What provision is made for those shareholders
      whose dividends are subject to income tax
      withholdings?....................................    15
CORPORATION CAPITAL STOCK
  General..............................................    16
  Common Stock.........................................    16
LEGAL OPINION..........................................    17
EXPERTS................................................    17
INDEMNIFICATION........................................    18

                             AVAILABLE INFORMATION
     Southern National Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") containing information relating to the business, financial statements, directors, officers and principal holders of its securities and other matters. Such reports, proxy statements and other information concerning the Corporation are available for inspecting and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices at 7 World Trade Center, New York, New York 10048; and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60611-2511. Copies of the foregoing materials also can be obtained at prescribed rates by request in writing directed to the Commission, Public Reference Section, Washington, D.C. 20549. Such reports, proxy statements and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The Corporation hereby incorporates by reference in this Prospectus the following documents filed with the Commission: The following documents concerning SNC (File No. 1-10853) are incorporated by reference herein: (i) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, the consolidated financial statements and certain other information therein having been superseded by the consolidated financial statements and certain other information for the year ended December 31, 1993, that are included in the Corporation's Current Report on Form 8-K, dated September 26, 1994, to reflect the Corporation's acquisition of Regency Bancshares Inc. ("Regency"), The First Savings Bank, FSB ("FSB"), and Home Federal Savings Bank ("Home"); (ii) the Corporation's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994, and September 30, 1994; (iii) the description of the Common Stock in the Corporation's registration statement filed under the Exchange Act with respect to the Common Stock, including all amendments and reports filed with the purpose of updating such description; and (iv) the Corporation's Current Reports on Form 8-K dated January 28, 1994 (as amended on April 15, 1994, and June 6, 1994), August 8, 1994, September 26, 1994, November 14, 1994,
and February 24, 1995 including consolidated financial statements for BB&T Financial Corporation ("BB&T Financial") and pro forma condensed financial information relating to SNC's proposed merger with BB&T.
     All other reports filed by the Corporation with the Commission pursuant to
Section 13(a) and 13(c) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of shares of Corporation's Common Stock pursuant to the Plan, any definitive proxy or information statement filed pursuant to Section 14 of the Exchange Act in connection with any subsequent meetings of shareholders and any reports filed pursuant to Section 15 of the Exchange Act prior to any such termination of the offering of shares, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
                                       3

     The Corporation will provide promptly without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Jerone C. Herring, General Counsel, Southern National Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101. Telephone requests may be directed to 910/773-7391.
     Additional information regarding the Corporation, the Plan described herein and the securities offered by this Prospectus is contained in the Registration Statement on Form S-3 and the exhibits relating thereto, as filed with the Commission under the Securities Act of 1933, as amended. For further information in this regard, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.
                         SOUTHERN NATIONAL CORPORATION
     Southern National Corporation ("Corporation"), a North Carolina corporation, is a multi-bank holding company. Its principal bank subsidiaries are Branch Banking and Trust Company, a North Carolina chartered commercial bank ("BB&T-NC"), Branch Banking and Trust Company of South Carolina, a South Carolina chartered commercial bank ("BB&T-SC"), The Lexington State Bank, a South Carolina chartered commercial bank ("LSB"), and Commerce Bank, a Virginia chartered commercial bank ("Commerce"), Southern National Bank of North Carolina, a national banking association ("SNB-NC"), Southern National Bank of South Carolina, a national banking association ("SNB-SC") and SNB Savings Bank, Inc., SSB, a North Carolina chartered savings bank ("SNB-SB"). It is expected that in 1995 SNB-NC and SNB-SB will be merged into BB&T-NC and that SNB-SC and LSB will be merged into BB&T-SC. The Corporation's principal executive offices are located at 200 West Second Street, Winston-Salem, North Carolina 27101 and its telephone number is 910/773-7200.
                                USE OF PROCEEDS
     The net proceeds from the sale of the Common Stock offered pursuant to the Plan will be used for general corporate purposes, including investments in, or extensions of credit to, the Corporation's banking subsidiaries BB&T-NC and BB&T-SC.
                            DESCRIPTION OF THE PLAN
     In February 1995, the Corporation adopted certain amendments to the Plan. The principal amendments (i) permit purchases of shares directly from the Corporation; (ii) authorize dividends to be reinvested in Common Stock at a 5% discount to the fair market value, exclusive of shares purchased through optional cash payments made by participants, (with the Corporation's Board of Directors having the authority to determine and to adjust from time to time the purchase price applicable to purchases of Common Stock,, through utilization of cash dividends but under no circumstance at a purchase price less than 95% of the then current fair market value of the shares); and (iii) designate State Street Bank and Trust Company as the Agent under the Plan and BB&T-NC as the Plan Administrator.
                                       4

     In accordance with the terms of the Plan, State Street Bank and Trust Company ("Agent") will serve as an independent agent in effecting purchases of Common Stock on the open market for the accounts of participants. The Agent also may be authorized to effect certain dispositions of shares otherwise provided for under the Plan.
     The Corporation's shareholders who are not participating in the Plan may become participants by completing the Authorization Form and returning it to the Plan Administrator in the manner set forth in the response to Question 6 which follows. Those shareholders who presently are participating in the Plan who wish to continue such participation need not complete the Authorization Form or take any other action. Such shareholders will continue as participants in the Plan automatically.
     The following is a statement of the material features of the Plan in a question and answer format. Generally, the Plan permits participants to purchase additional shares of Common Stock at any time by reinvesting cash dividends on the shares and by making optional cash payments as described below. Such purchases will be effected without payment of any brokerage commissions, service charges or other fees by the participants.
                                       5

PURPOSE
     1. WHAT IS THE PURPOSE OF THE PLAN?
     The purpose of the Plan is to continue to provide holders of record of Corporation's Common Stock with a simple, economical and convenient method of acquiring additional shares of Common Stock by the reinvestment of cash dividends (at a price of not less than 95% of the fair market value) and through optional cash payments (at a price equal to 100% of the fair market value), and in both instances without payment of any brokerage fees or commissions, service charges or other expenses. To the extent these additional shares generally are purchased directly from the Corporation, the Corporation will receive additional funds for its general corporate purposes.
PARTICIPATION ALTERNATIVES
     2. WHAT ALTERNATIVES ARE AVAILABLE TO PARTICIPANTS IN THE PLAN?
     As a participant in the Plan:
          a. You may have cash dividends on all of.your shares automatically reinvested. You also may make optional cash payments of not less than $25 but limited to aggregate payments of $5,000 per calendar month.
          b. You may have cash dividends on less than all of your shares automatically reinvested, while continuing to receive cash dividends on the other shares. The right to make optional cash payments of not less than $25 up to a total of $5,000 per calendar month will continue to be available.
          c. You may make optional cash payments only of not less than $25 but limited to aggregate payments of $5,000 per calendar month, whether or not you have elected to have cash dividends reinvested under a or b above.
ADVANTAGES
     3. WHAT ARE THE ADVANTAGES OF THE PLAN?
          a. The price of those shares to be purchased with reinvested dividends will not be less than 95% of the current market value of Common Stock, as more fully explained under Question 13. Please note, however, no purchase discount from current market value will be available for those shares to be purchased with optional cash payments.
          b. No brokerage fees or commissions, service charges or other direct expenses will be paid by you in connection with purchases of Common Stock under the Plan.
          c. The funds made available will be fully invested because the Plan permits fractions of shares of Common Stock to be credited to your account. The cash dividends on such fractions, as well as on whole shares, credited to your account will be reinvested in additional shares at not less than 95% of the fair market value thereof.
          d. You will avoid the need for safekeeping of stock certificates for shares of Common Stock credited to your account under the Plan. You may also surrender to the Plan Administrator for safekeeping certificates for shares of Common Stock for which you are having dividends reinvested (see Question 20).
                                       6

          e. The regular periodic statements and reports from the Plan Administrator will reflect (i) the rate of the discounted purchase price (not less than 95% of the fair market value) for purchases of shares of Common Stock through utilization of cash dividends, as determined by the Corporation's directors; and (ii) the current activity under your account, including purchases and latest balances, which will simplify your record-keeping.
ADMINISTRATION
     4. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?
     BB&T-NC, a wholly-owned subsidiary of the Corporation, has been appointed Plan Administrator. It will keep records, send statements of account to each participant, and will perform other administrative duties relating to the Plan. The shares of Common Stock purchased for you under the Plan will be held for you in safekeeping by or through BB&T-NC until a termination of your participation in the Plan or until a written request is received from you for withdrawal of all or part of your shares. If you have any questions, please call the Plan Administrator at 919/399-4606.
     The Corporation has the authority to adopt and amend rules and regulations to facilitate the administration of the Plan. All purchases of shares of Common Stock for the accounts of participants on the open market will be accomplished through the State Street Bank and Trust Company ("Agent") or such other independent agent as may be selected by the Plan Administrator. The Agent also may effect sales of such shares on the open market in case of the withdrawal or termination of a participant's interests under the Plan, if authorized by the terms of the Plan or if otherwise directed by the participant to do so. See Questions 23 and 24.
PARTICIPATION
     5. WHO IS ELIGIBLE TO PARTICIPATE?
     If you are a holder of Corporation's Common Stock registered in your name, you are eligible to participate. If you beneficially own shares registered in another name (for example, in the name of a broker or bank nominee), you must either make appropriate arrangements for your broker or nominee to participate, or you must become a shareholder of record by having all or a portion of your shares transferred to your own name.
     6. HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE?
     Unless otherwise a participant in the Plan, the holder of record of Corporation's Common Stock may enroll in the Plan by checking the appropriate box on the Authorization Form and signing and returning it to the Plan Administrator at the address below. A return envelope will be provided for this purpose. Where Common Stock is registered in more than one name (i.e. joint tenants, trustees, etc.), all of the registered holders must sign. See Question 8 for more information on the Authorization Form.
     All questions and communications regarding the Plan should be addressed to the Plan Administrator at the following address:
                            Branch Banking and Trust Company
                            Corporate Trust Department
                            Dividend Reinvestment Plan
                            P.O. Box 2887
                            Wilson, N.C. 27894-2887
                            919/399-4606
                                       7

     7. WHEN MAY AN ELIGIBLE SHAREHOLDER ENROLL IN THE PLAN?
     An eligible shareholder may enroll in the Plan at any time.
     Unless you select the "Optional Cash Purchases Only" investment option, you will begin to participate in the Plan as of the dividend payment date associated with the first dividend record date which occurs after the date the Plan Administrator receives your signed Authorization Form. The dividend record dates usually precede the dividend payment dates by approximately two weeks.
     See Questions 16 and 17 to determine when those holders who select the "Optional Cash Purchases Only" option will begin to participate in the Plan.
     8. WHAT DOES THE AUTHORIZATION FORM PROVIDE?
     The Authorization Form provides for the purchase of additional shares of the Corporation's Common Stock through the following investment options:
          A. "Full Dividend Reinvestment" -- directs the investment, in accordance with the Plan, of the cash dividends on all of the shares of Common Stock then or subsequently registered in your name, and also permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan;
          B. "Partial Dividend Reinvestment" -- directs the investment, in accordance with the Plan, of the cash dividends on only a specified portion of the shares of Common Stock, and also permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan;
          C. "Optional Cash Purchases Only" -- permits you to make optional cash payments for the purchase of additional shares of Common Stock in accordance with the Plan, but without any reinvestment of cash dividends on those shares directly held by you. After you receive your statement on each optional cash purchase, you may elect to receive the cash dividends on such shares by written notification to the Plan Administrator at the address listed in Question 6. Otherwise, such cash dividends will be automatically reinvested pursuant to the Plan.
     If you return an Authorization Form properly executed but with no investment alternative designated, you will be enrolled in the "Full Dividend Reinvestment" option.
     You may select either of the cash dividends reinvestment alternatives or the optional cash purchase alternative only. In all cases, the cash dividends on shares held for your account under the Plan will be reinvested in accordance with the Plan, including dividends on shares purchased with optional cash payments, unless notice is given as described in paragraph C above.
     9. HOW MAY A PARTICIPANT CHANGE PARTICIPATION ALTERNATIVES UNDER THE PLAN? As a participant, you may change your investment alternatives at any time by requesting a new Authorization Form and returning it to the Plan Administrator at the address set forth in Question 6. (See also Questions 7 and 8.) If an Authorization Form changing the reinvestment of cash dividends is received before the record date for payment of the related cash dividends, the change will be effected on the related dividend payment date. If the Authorization Form is received later than that date, the change will be put into effect on the next cash dividends payment date.
                                       8

COSTS
     10. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?
     No. All costs of administration of the Plan will be paid by the Corporation. No brokerage fees or commissions on shares purchased under the Plan will be paid by participants, whether the additional shares are purchased directly from the Corporation or, under certain conditions, on the open market. PURCHASES
     11. WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?
     Shares purchased under the Plan either will come from the Corporation's authorized but unissued shares or from shares purchased for participants' accounts on the open market. The decision to purchase shares on the open market will take into account the Corporation's equity position, general market conditions, relationship between the purchase price and the book value per share, and other relevant factors.
     12. HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?
     The number of shares purchased for your account will depend on the amount of your cash dividends and/or optional cash payments and the price per share. Your account will be credited with that number of shares, including fractions, equal to the total amount to be invested divided by the applicable purchase price per share.
     13. WHAT WILL BE THE PRICE OF SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?
     For purposes of determining the number of shares of Common Stock to be purchased for participants accounts under the Plan with reinvested cash dividends (including those dividends on all shares of Common Stock credited to participants' accounts under the Plan), the price per share will not be less than 95% of the fair market value of Common Stock based upon the closing sales price, as reported on the NYSE, on the first trading day on which the closing sales price is so reported immediately preceding the applicable Investment Date.
     With respect to the number of shares of Common Stock to be purchased for those participants electing to make optional cash payments, the price of each such share shall be 100% of the fair market value and without benefit of any discounted purchase price.
     The determination of the purchase price for shares made in accordance with this question is solely for the purpose of determining the number of shares to be purchased for each participant's account and does not determine the participant's tax basis in the shares so purchased. See Question 26 for tax information.
     14. HOW WILL PARTICIPANTS BE INFORMED OF THE AMOUNT OF THE DISCOUNTED PURCHASE PRICE TO FAIR MARKET VALUE AS IN EFFECT FROM TIME TO TIME?
     For the benefit of new enrollees under the Plan, the Authorization Form described in Question 8 will reflect the then current percentage amount of the rate of purchase price discount (not less than 95% of fair market value). For those participants who will continue under the Plan, they will be advised of the applicable rate of purchase price discount by the provisions of the reports to be furnished to participants by the Plan Administrator. See Question 18.
                                       9

     15. WHEN WILL PURCHASES OF SHARES OF COMMON STOCK BE MADE?
     The shares of Common Stock to be purchased for participants will be allocated to their accounts as of the Investment Date. For the reinvestment of cash dividends, the Investment Date will be the dividend payment date, which generally is the 1st day of February, May, August, and November. For the investment of all optional cash payments, the Investment Date will be the first and fifteenth day of the calendar month if received on or before the fifth day immediately preceding those dates. See Question 16 for information on return of option cash payments if not invested timely.
OPTIONAL CASH PAYMENTS
     16. HOW DO OPTIONAL CASH PAYMENTS WORK?
     The optional cash payments received from a participant will be accumulated with the optional cash payments of all participants, inclusive of the cash dividends held for reinvestment on the same Investment Date. Such accumulated amounts will be applied by the Plan Administrator to the purchase of additional shares of Common Stock directly from the Corporation, or by the Agent with respect to the accumulated amounts to be utilized to effect purchases on the open market, as of that Investment Date. The price of the shares of Common Stock purchased with the optional cash payments will be one hundred percent (100%) of fair market value as described in Question 13 above. The optional cash payments received within five days immediately preceding an Investment Date will be held by the Plan Administrator until the next Investment Date; provided, however, that no optional cash payments will be held for more than 20 days. The purchase price for all shares purchased as of the same Investment Date will be allocated to each participant's account on the basis of the weighted average price of all such shares if effected in more than one transaction and at different prices.
     The optional cash payments received prior to the 20th day preceding an Investment Date on which they could have been invested will be returned to the participant. No interest will be paid by either the Corporation or the Plan Administrator on optional cash payments held pending investment. Consequently, you are strongly urged to make your optional cash payments as close as possible to the fifth day immediately preceding the next appropriate Investment Date (the first or fifteenth day of each calendar month). In this regard, you should allow sufficient time to ensure that your payment is received by the Plan Administrator five days before these dates. A shareholder may participate in the Plan even if he or she wishes to make the optional cash payments only.
     17. HOW MAY OPTIONAL CASH PAYMENTS BE MADE?
     An optional cash payment may be made by a participant at the time of enrolling in the Plan by enclosing with the Authorization Form a check made payable to Branch Banking and Trust Company, as Plan Administrator. Thereafter, the optional cash payments may be made monthly through use of the cash payment forms, which will be attached to statements of account, sent by the Plan Administrator to participants or by bank draft. The same amount need not be sent each month, and there is no obligation to make an optional cash payment for each or any Investment Date.
     The minimum optional cash payment by a participant in any calendar month is $25 and the aggregate of such payments received by the Plan Administrator in any one calendar month cannot exceed a total of $5,000 for any participant. An optional cash payment will be refunded if a written request for refund is received by the Plan Administrator at least 48 hours prior to the next appropriate Investment Date on which the cash payment otherwise would have been invested.
                                       10

REPORTS TO PARTICIPANTS
     18. WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?
     As soon as practicable after each purchase of Common Stock under the Plan (on a monthly basis for optional cash payments and quarterly with respect to all transactions), a statement of the transaction reflecting the amount, per share price and number of full shares and fractional interests purchased will be mailed to the participant by the Plan Administrator. The quarterly reports will reflect the appropriate rate of purchase price discount to fair market value applicable to the reinvestment of cash dividends. These statements and reports are your continuing record of account activity and the cost of your purchases and should be retained for tax purposes. In addition, you will receive copies of communications sent to holders of the Corporation's Common Stock, including the Corporation's Quarterly Reports, Annual Reports, Notices of Shareholder Meetings and Proxy Statements, and any reports of taxable income as may be required by the Internal Revenue Service ("IRS").
DIVIDENDS ON FRACTIONS OF SHARES
     19. WILL PARTICIPANTS BE CREDITED WITH CASH DIVIDENDS ON FULL AND FRACTIONAL SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?
     Yes. Dividends on fractions, as well as on full shares, will be credited to participants' accounts and will be reinvested in additional shares (see Question
8).
CERTIFICATES FOR SHARES
     20. WILL STOCK CERTIFICATES BE ISSUED FOR THE SHARES OF COMMON STOCK PURCHASED?
     Certificates for the shares of Common Stock purchased under the Plan will not be issued directly to you, unless requested as hereinbelow provided. Such certificates will be held by or through the Plan Administrator. The number of shares credited to your account under the Plan will be shown on your statement of account. This additional service protects against loss, theft or destruction of stock certificates.
     Certificates for any number of shares up to the full number of shares credited to your account under the Plan will be delivered to you upon written request. This request should be mailed to the Plan Administrator at the address set forth in Question 6. Until a sale, termination or change in your method of participation, the cash dividends for all such shares will continue to be reinvested pursuant to the Plan.
     The shares credited to your account under the Plan may not be pledged or assigned. Any attempted pledge or assignment shall be void. If you wish to pledge shares held under the Plan, you must request that the certificates for such shares be reissued in your name.
     Certificates for fractional shares will not be issued under any circumstances.
     21. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED TO PARTICIPANTS?
     The accounts under the Plan will be maintained in the name in which your shares are registered at the time you elect to enroll in the Plan. Consequently, certificates for full shares purchased under the Plan will be similarly registered when delivered to you upon your request. Should you want these shares registered and reissued in a different name, you must so indicate by a written request bearing your signature which has been guaranteed by an authorized financial institution. Since this would constitute a reregistration, you would be responsible for any transfer taxes that may be due and for compliance with any other applicable transfer requirements.
                                       11

CHANGE OF PARTICIPATION, WITHDRAWALS AND TERMINATION
     22. HOW DO PARTICIPANTS CHANGE THEIR METHOD OF PARTICIPATION?
     You may change your method of participation at any time by indicating the change on an Authorization Form and mailing it to the Plan Administrator at the address set forth in Question 6.
     23. HOW DOES A PARTICIPANT WITHDRAW SHARES FROM HIS OR HER PLAN ACCOUNT? You may at any time withdraw any or all full shares credited to your Plan account, by notifying the Plan Administrator in writing that you wish to do so. Such notice should be sent to the address set forth in Question 6. At your request, the Plan Administrator, through the State Street Bank and Trust Company, as Agent, will sell the shares withdrawn, and in that event you will be charged any brokerage commissions on the sale, as well as any transfer tax or other direct costs incurred in connection with the sale. The sale will be made by the Agent for your account, on the open market, within 10 business days after receipt of such request or as soon as otherwise practicable.
     24. HOW MAY PARTICIPATION IN THE PLAN BE TERMINATED?
     In order to terminate your participation in the Plan, you must notify the Plan Administrator in writing that you wish to do so. Such notice should be addressed to the Plan Administrator at the address set forth in Question 6.
     Upon termination, you may elect to receive: (a) stock certificates for the full shares held for your account under the Plan, plus a check for the proceeds from the sale of any fractional share; or (b) a check for the proceeds from the sale of all shares, including any fractional share, held for your account, less any brokerage fees or commissions and any applicable transfer taxes or other direct costs incurred in connection with the sale. The sale will be made by the Agent for your account, on the open market, within 10 business days after receipt of your request or as soon as otherwise practicable, except as provided in Question 25.
     25. WHEN MAY PARTICIPATION IN THE PLAN BE TERMINATED?
     You may terminate your participation in the Plan at any time.
     If the request to terminate is received on or after the record date for a dividend, any cash dividends paid on that dividend payment date will be reinvested for your account. Any optional cash payment sent to the Corporation prior to the request for termination will be invested, unless a return of the amount is expressly made in the request for termination and the request for termination is received at least 48 hours prior to the Investment Date. In the event cash dividends are reinvested, or optional cash payments invested, after the receipt of a request to terminate, the request will be processed as promptly as possible following the applicable Investment Date as set forth in Question 15.
     All subsequent cash dividends will be paid to you by check in the ordinary manner, unless you reenroll in the Plan, which you may do at any time.
     The Plan provides for the termination of any participant's account upon adequate written notice of such participant's death or adjudication of incompetency, in which cases no further purchases for the account will be made. Further, a participant's account will be terminated if any participant does not make at least four payments (either in cash dividends or optional cash payments) in any 12-month period.
                                       12

TAXES
     26. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?
     The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the Plan. It assumes that, as expected, all dividend distributions by the Corporation will be from "earnings and profits" and therefore will constitute dividends (rather than a return of capital) for federal income tax purposes. This discussion does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law. It is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans, but no ruling has been issued or requested regarding the Plan. The following discussion is for general information only, and participants are urged to consult their own tax advisors to determine the particular federal, as well as state and local, tax consequences that may result from participation in the Plan and the disposition of any shares of Common Stock purchased pursuant to the Plan.
     (a) REINVESTED DIVIDENDS. When your dividends are reinvested to acquire shares of Common Stock (including any fractional share), you will be treated as having received a taxable dividend equal to the amount of reinvested dividends plus the amount of the purchase price discount. For example, if dividends of $95 are reinvested under the Plan to acquire shares of Common Stock with a fair market value of $100, the amount of taxable dividend will be $100. In addition, when shares are acquired for you under the Plan through open market purchases, you will be treated as having received a dividend in the amount of your allocable portion of any brokerage commissions or other acquisition fees paid by the Corporation. Thus, for example, if $95 of your dividends are reinvested to purchase shares of Common Stock with a fair market value of $100 in the open market under the Plan, and if your portion of acquisition fees paid by the Corporation is $1, the total amount of the taxable dividend you will be treated as receiving will be $101. (The $1 figure is for purposes of illustration only; it is not a representation or estimate of the amount or percentage of brokerage commissions and other acquisition fees that may be paid under the Plan.) The initial tax basis of a share of Common Stock you acquire with reinvested dividends will equal the amount of the dividend represented by the share, I.E., the share's purchase price plus the purchase price discount and, if the share is acquired through an open market purchase, the amount of any brokerage commissions and other acquisition fees allocable to the share.
     (b) OPTIONAL CASH PAYMENTS. Because there is no purchase price discount for shares purchased with optional cash payments, the purchase of shares of Common Stock under the Plan with your optional cash payments will not result in a taxable distribution to you for federal income tax purposes unless the purchase is made in the open market. In the case of an open market purchase, you will be treated as receiving a taxable dividend equal to your portion of any brokerage commissions and other acquisition fees paid by the Corporation. The initial tax basis of a share of Common Stock acquired with an optional cash payment will be the purchase price plus the amount of any such brokerage commissions and other acquisition fees allocable to the share.
     (c) HOLDING PERIOD. The holding period for a share of Common Stock acquired under the Plan will begin the day after the Investment Date on which the share was acquired. A whole share consisting of fractional shares purchased on different dates will have a split holding period, with the holding period for each fractional component beginning the day after the Investment Date when the fraction was acquired.
     (d) RECEIPT OF SHARE CERTIFICATES AND CASH. You will not realize any income when you receive certificates for whole shares credited to your account under the Plan. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax
                                       13
basis in the fractional share. Similarly, if the Plan Adminstrator sells shares from your Plan account for you, you will recognize gain or loss equal to the difference between the amount you realize on the sale and your tax basis in the shares. Gain or loss recognized on a sale of shares (including a fractional share) from your Plan account generally will be capital gain or loss if you hold your shares of Common Stock in the Plan as capital assets, and will be long-term gain or loss if the holding period exceeds one year when the sale occurs.
OTHER INFORMATION
     27. WHAT HAPPENS WHEN YOU SELL OR TRANSFER ALL OF THE SHARES REGISTERED IN YOUR NAME?
     If you sell or transfer all shares registered in your name, the cash dividends on shares credited to your account under the Plan will continue to be reinvested, subject to your right to withdraw from the Plan at any time.
     However, if a participant has only a fractional share in Common Stock credited to the account under the Plan on the record date for cash dividends on the Common Stock, the Corporation reserves the right not to reinvest the additional dividends on such fractional share and to terminate such participant's account. If the Corporation exercises this right, the participant will receive a check for the proceeds from the sale of such fractional share, plus the amount of the cash dividends thereon.
     28. WHAT HAPPENS WHEN YOU SELL OR TRANSFER SOME BUT NOT ALL OF THE SHARES REGISTERED IN YOUR NAME?
     If you are reinvesting the cash dividends on all of the shares registered in your name (i.e., you have elected the "Full Dividend Reinvestment" alternative as described in Question 8) and you sell or transfer a portion of such shares, the cash dividends on the remainder of the shares registered in your name will continue to be reinvested.
     29. IF THE CORPORATION HAS A RIGHTS OFFERING, HOW WILL THE RIGHTS ON THE PLAN SHARES BE HANDLED?
     If the Corporation should determine to offer securities through the issuance of rights to subscribe, warrants or subscriptions representing the rights on all shares held for the Plan will be issued to BB&T-NC, as Plan Administrator, which will sell such rights, credit your account in proportion to the full and fractional shares held therein on the record date for such rights offering, and apply the proceeds to the purchase of additional shares of Common Stock. If you wish to exercise stock purchase rights on your Plan shares, you must furnish to BB&T-NC, and BB&T-NC must receive prior to the record date for any such rights offering, instructions that BB&T-NC deliver to you a certificate for the full shares as provided in Question 20.
     30. WHAT HAPPENS IF THE CORPORATION ISSUES A DIVIDEND PAYABLE IN STOCK OR DECLARES A STOCK SPLIT?
     Any dividend payable in stock or split shares distributed by the Corporation on shares registered in your name will be distributed to you. For shares credited to your account under the Plan, any such additional shares will be added to your Plan account.
     31. HOW WILL A PARTICIPANT'S SHARES HELD BY THE PLAN ADMINISTRATOR BE VOTED AT SHAREHOLDERS' MEETINGS?
     No shares held under the Plan will be voted by the Plan Administrator.
     A proxy card will be sent to you in connection with any annual or special meeting of shareholders, as in the case of shareholders not participating in the Plan. This proxy will apply to all full shares registered in your
                                       14
own name, whether acquired pursuant to the Plan or otherwise, as well as to all shares and fractional interests credited to your account under the Plan.
     32. WHAT ARE THE RESPONSIBILITIES OF THE CORPORATION AND THE PLAN ADMINISTRATOR UNDER THE PLAN?
     Neither the Corporation, the Plan Administrator nor the Agent will be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of or liability arising out of failure to terminate your account upon your death, the prices at which shares are purchased for your account, the times when purchases or sales are made, or the fluctuations in the market value of the Corporation's stock held for your account.
YOU SHOULD RECOGNIZE THAT NEITHER THE PLAN ADMINISTRATOR NOR THE CORPORATION CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES HELD FOR YOUR ACCOUNT UNDER THE PLAN.
     Neither the Corporation, the Plan Administrator nor the Agent and their agents shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted in connection with the Plan, nor shall they have any duties, responsibilities or liabilities except as expressly set forth herein.
     33. MAY THE PLAN BE CHANGED OR DISCONTINUED?
     The Board of Directors reserves the right to amend, modify, suspend or terminate the Plan at any time. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all participants prior to the effective date thereof. Any amendment or modification shall conclusively be deemed to be accepted by the participant unless, prior to the effective date thereof, the Plan Administrator receives written notice of the termination of his or her account.
     Upon termination of the Plan, any uninvested optional cash payments will be returned, a certificate for the full shares credited to your account under the Plan will be issued, and a cash payment will be made for any fraction of a share credited to your account.
     34. HOW MAY SHAREHOLDERS OBTAIN ANSWERS TO OTHER QUESTIONS REGARDING THE PLAN?
     Any additional questions about the Plan should be addressed to the Plan
Administrator:
                                Branch Banking and Trust Company
                                Corporate Trust Department
                                Dividend Reinvestment Plan
                                P.O. Box 2887
                                Wilson, North Carolina 27894-2887
                                Telephone: 919/399-4606
     35. WHAT PROVISION IS MADE FOR THOSE SHAREHOLDERS WHOSE DIVIDENDS ARE SUBJECT TO INCOME TAX WITHHOLDINGS?
     Dividends received by foreign corporations and nonresident aliens generally are subject to a 30% United States withholding tax. The Plan Administrator will deduct the amount of tax to be withheld (currently 30% of the dividend amount unless the participant establishes that some lower percentage is available by reason of treaty or other exemption) from a foreign corporation or non-resident alien. If withholding is not required to be imposed as provided in the prior sentence, no withholding will apply unless the dividend payment is subject to 31% backup withholding. Backup withholding is required if a participant fails to provide a completed
                                       15

Payor's Request for Taxpayer Identification Number Substitute Form W-9 and is not otherwise exempt from backup withholding, or if the Internal Revenue Service notifies the Corporation that the participant has provided an incorrect taxpayer identification number or has failed to report dividend or interest income.
                           CORPORATION CAPITAL STOCK
GENERAL
     The Corporation's authorized capital consists of two classes, represented by 300,000,000 shares of common stock, $5.00 par value, of which 102,215,032 shares were issued and outstanding as of December 31, 1994; and 5,000,000 shares of preferred stock, $5.00 par value, of which 770,000 shares of 6.75% Cumulative Convertible Preferred Stock, Series A (the "Convertible Preferred Stock") have been issued.
     The Convertible Preferred Stock was issued in connection with an offering of 3,080,000 Depositary Shares, each representing one-quarter interest in a share of Convertible Preferred Stock. Each owner of a Depositary Share is entitled, in proportion to the one-quarter interest in a share of Convertible Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Convertible Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights). The Convertible Preferred Stock is convertible at any time into such number of whole shares of Common Stock as is equal to the aggregate stated value of shares surrendered for conversion divided by $16.93 per share of Common Stock, subject to adjustment in certain events (currently the conversion ratio is 1.4767). The Board of Directors is authorized by the Corporation's charter to fix the preferences, limitations, and relative rights of the preferred stock. If any additional shares of preferred stock are issued, the rights of holders of Corporation's voting common stock will be subject to the rights and preferences which are conferred to the holders of the preferred stock.
COMMON STOCK
  DIVIDEND RIGHTS
     The holders of Common Stock are entitled to share ratably in dividends when and as declared by the Board of Directors out of funds legally available therefor.
  VOTING RIGHTS
     Each holder of Common Stock has one vote, for all purposes to be voted upon by shareholders, for each share held; however, under North Carolina law, the right of cumulative voting in the election of directors is denied to shareholders of publicly held corporations such as the Corporation.
  PREEMPTIVE RIGHTS
     The holders of Common Stock do not have any preemptive or preferential right to purchase or to subscribe for any additional shares of Common Stock or any other securities the Corporation may issue.
  ASSESSMENT AND REDEMPTION
     The shares of Common Stock purchased pursuant to the Plan described under this Prospectus will be considered when issued, fully paid and nonassessable.
     The shares of Common Stock do not have any redemption provisions.
                                       16

  LIQUIDATION RIGHTS
     In the event of the Corporation's liquidation, dissolution or winding-up of its business, whether voluntary or involuntary, the holders of Common Stock will be entitled to share ratably in any of its net assets or funds which are available for distribution to its shareholders after the satisfaction of its liabilities or after adequate provision is made therefor, subject to the rights of holders of any preferred stock outstanding at the time.
                                 LEGAL OPINION
     The validity of the securities offered by this Prospectus, and certain of the Federal income tax consequences to participants in the Plan, have been passed upon for the Corporation by Hunton & Williams, Richmond, Virginia, special counsel to the Corporation.
                                    EXPERTS
     The consolidated financial statements and exhibit of the Corporation and its subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, included in the Corporation's Current Report on Form 8-K, dated September 26, 1994, and incorporated by reference in this Prospectus, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP and KPMG Peat Marwick LLP, independent public accountants, and are incorporated herein by reference upon the authority of said firms as experts in giving said reports.
     The consolidated financial statements of BB&T Financial and its subsidiaries which are incorporated herein by reference from the Corporation's Current Report on Form 8-K dated February 24, 1995 have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP and Donald G. Jones and Company, P.A., independent certified public accountants, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.
     The financial statements of Commerce Bank ("Commerce") as of December 31, 1993, and for the one-year period ended December 31, 1993, included in the Corporation's Current Report on Form 8-K dated November 14, 1994, and incorporated by reference in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.
     The financial statements of Commerce as of December 31, 1992, and for the two years then ended included in the Corporation's Current Report on Form 8-K dated November 14, 1994, and incorporated by reference in this Prospectus have been included herein in reliance on the report of Coopers & Lybrand, independent accountants, and are incorporated herein by reference upon the authority of that firm as experts in auditing and accounting.
     The financial statements of The First Savings Bank, FSB ("FSB") and subsidiaries as of June 30, 1993, and 1992, and for each of the years in the three-year period ended June 30, 1993, included in the Corporation's Current Report on Form 8-K Amendment No. 1, dated April 15, 1994, have been incorporated by reference in this Prospectus, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.
                                       17

                                INDEMNIFICATION
     Directors and officers of the Corporation are entitled to indemnification as expressly permitted by the provisions of the North Carolina Business Corporation Act and the Corporation's Bylaws. The Corporation has purchased a liability insurance policy for its directors and certain of its officers which, subject to limitations set forth in the insurance policy, indemnifies them for certain liabilities which they, or any one of them, may incur in connection with the performance of duties in their official capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is therefore unenforceable.
                                       18

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN AS CONTAINED HEREIN, IN CONNECTION WITH THE OFFER DESCRIBED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SOUTHERN NATIONAL CORPORATION.
                               SOUTHERN NATIONAL
                                  CORPORATION
                           DIVIDEND REINVESTMENT PLAN
                                5,500,000 SHARES
                                       OF
                                  COMMON STOCK
                                   PROSPECTUS
                               DATED MARCH 1,1995

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission registration fee........  $41,725
Printing, engraving, and postage expenses..................   25,000*
Legal fees.................................................   10,000*
Accounting fees............................................   25,000*
Transfer Agent and Registrar fees..........................    5,000*
Blue Sky fees and expenses.................................    2,000*
Miscellaneous..............................................    2,275*
     Total.................................................  $106,000*

* Estimated.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     The Corporation's Bylaws provide that the Corporation shall indemnify to the fullest extent permitted by law any person who (i) is, or has served as, an officer or director of the Corporation (ii) is, or has served as, at the request of the Company, an officer or director of any enterprise in which the Corporation has a significant financial interest (each an "Affiliate") or (iii) is, or has served as, a trustee or administrator under any employee benefit plan sponsored by the Corporation or any Affiliate.
     North Carolina law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement incurred in connection with any actual or threatened action, suit or proceeding brought because such person is or was a director or officer of the corporation; provided, however, that a corporation may not indemnify or agree to indemnify a director or officer against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation.
     The Corporation has in force and effect a policy effective during the period insuring the directors and officers of the Corporation against losses which they or any of them shall become legally obligated to pay for reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such insurance coverage being limited to an aggregate sum of $10,000,000 each policy year, and such coverage being further limited by the specific terms and provisions of the insurance policy.
ITEM 16. EXHIBITS

EXHIBIT NO.                                                              DESRIPTION
   3.1         --       Amended and Restated Articles of Incorporation (filed as Exhibit 4(a) to SNC's Registration Statement on
                        Form S-3 filed on June 9, 1993 (Registration Statement No. 33-64176) and incorporated herein by reference)
   3.2         --       Bylaws of SNC (filed as Exhibit 3.2 to the Corporation's Registration Statement on Form S-4 filed on June
                        20, 1989 (Registration Statement No. 33-20586) and incorporated herein by reference)
   5           --       Opinion of Hunton & Williams
   23.1        --       Consent of Arthur Andersen LLP
   23.2        --       Consent of KPMG Peat Marwick LLP
   23.3        --       Consent of KPMG Peat Marwick LLP
   23.4        --       Consent of Donald G. Jones and Company, P.A.
   23.5        --       Consent of Ernst & Young LLP
   23.6        --       Consent of Coopers & Lybrand L.L.P.
   23.7        --       Consent of Hunton & Williams (included in Exhibit 5)
   24          --       Powers of Attorney of Directors and Officers of the Company (included on signature pages)

ITEM 17. UNDERTAKINGS.
     The undersigned issuer hereby undertakes:
     A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by section 10(a) (3) of the Securities Act of 1933;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (A)(1) (i) and (A) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the issuer's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                      II-2

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on February 24, 1995.
                                         SOUTHERN NATIONAL CORPORATION
                                         (Registrant)
                                         By: /s/       L. GLENN ORR, JR.
                                           L. GLENN ORR, JR.
                                           CHAIRMAN, PRESIDENT AND CHIEF
                                             EXECUTIVE OFFICER
                               POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 24, 1995. Each of the directors and/or officers of Southern National Corporation whose signature appears below hereby appoints Sherry A. Kellett, David L. Craven and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Southern National Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

                      SIGNATURE                                               TITLE
          /s/              L. GLENN ORR, JR.            Chairman, President, Chief
         ----------------------------------               Executive Officer and Director
                          L. GLENN ORR, JR.               (Principal Executive Officer)
          /s/               GARY E. CARLTON             Executive Vice President and
         ----------------------------------               Director
                            GARY E. CARLTON
          /s/             SHERRY A. KELLETT             Executive Vice President and Controller
         ----------------------------------               (Principal Financial and Accounting Officer)
                          SHERRY A. KELLETT
          /s/              WILLIAM F. BLACK             Director
         ---------------------------------
                          WILLIAM F. BLACK
          /s/              LUTHER C. BOLIEK             Director
         ---------------------------------
                          LUTHER C. BOLIEK
           /s/               RONALD E. DEAL             Director
         ---------------------------------
                            RONALD E. DEAL
                                                        Director
        ----------------------------------
                    WILLIAM N. GEIGER, JR.

                                      II-3

                      SIGNATURE                                               TITLE
          /s/             PAUL S. GOLDSMITH             Director
         ---------------------------------
                         PAUL S. GOLDSMITH
                                                        Director
        ----------------------------------
                     LLOYD VINCENT HACKLEY
        /s/          JAMES A. HARDISON, JR.             Director
        ----------------------------------
                    JAMES A. HARDISON, JR.
          /s/            DONALD C. HISCOTT              Director
        ----------------------------------
                         DONALD C. HISCOTT
                                                        Director
        ----------------------------------
                      CHARLES A. HOSTETLER
         /s/           RICHARD JANEWAY, M.D.            Director
        -----------------------------------
                      RICHARD JANEWAY, M.D.
                                                        Director
        -----------------------------------
                          JOSEPH A. MCALEER
          /s/            ALBERT O. MCCAULEY             Director
        -----------------------------------
                         ALBERT O. MCCAULEY
          /s/            DICKSON MCLEAN, JR.            Director
        -----------------------------------
                         DICKSON MCLEAN, JR.
          /s/             CHARLES E. NICHOLS            Director
        -----------------------------------
                          CHARLES E. NICHOLS
          /s/            C. EDWARD PLEASANTS            Director
        -----------------------------------
                        C. EDWARD PLEASANTS
           /s/               NIDO R. QUBEIN             Director
         ----------------------------------
                             NIDO R. QUBEIN
           /s/              TED R. REYNOLDS             Director
         ----------------------------------
                            TED R. REYNOLDS

                                      II-4

                      SIGNATURE                                               TITLE
          /s/             A. BRUCE WILLIAMS             Director
         ----------------------------------
                           A. BRUCE WILLIAMS
         /s/             A. TAB WILLIAMS, JR.           Director
        ------------------------------------
                        A. TAB WILLIAMS, JR.
          /s/            EDWARD M. WILLIAMS             Director
        -----------------------------------
                         EDWARD M. WILLIAMS
           /s/                 T. H. YANCEY             Director
        -----------------------------------
                               T. H. YANCEY
          /s/             ROBERT H. YEARGIN             Director
        -----------------------------------
                          ROBERT H. YEARGIN

                                      II-5

                               INDEX TO EXHIBITS

3.1    Amended and Restated Articles of Incorporation (filed as Exhibit 4(a) to SNC's Registration Statement on
       Form S-3 filed on June 9, 1993 (Registration Statement No. 33-64176) and incorporated herein by reference)
3.2    Bylaws (filed as Exhibit 3.2 to the Corporation's Registration Statement on Form S-4 filed on June 20, 1989
       (Registration Statement No. 33-20586) and incorporated herein by reference)
5      Opinion of Hunton & Williams
23.1   Consent of Arthur Andersen LLP
23.2   Consent of KPMG Peat Marwick LLP
23.3   Consent of KPMG Peat Marwick LLP
23.4   Consent of Donald G. Jones and Company, P.A.
23.5   Consent of Ernst & Young LLP
23.6   Consent of Coopers & Lybrand L.L.P.
23.7   Consent of Hunton & Williams (included in Exhibit 5)
24     Powers of Attorney of Directors and Officers of the Corporation (included on signature pages)